Exhibit 23.2
Consent of Independent Auditors
RXi Pharmaceuticals Corporation
60 Prescott Street
Worcester, Massachusetts 01605
     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 11, 2011, relating to the financial statements of Apthera, Inc. appearing in the Current Report on Form 8-K/A of RXi Pharmaceuticals Corporation dated April 14, 2011.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Lohman Company, PLLC
Mesa, Arizona
May 9, 2011